Exhibit 99.1

For:	Calavo Growers, Inc. (Nasdaq-GS: CVGW)

Contact:	Calavo Growers, Inc. Lee E. Cole Chairman, President and CEO (805) 525-1245
CALAVO GROWERS, INC. ESTABLISHES MAJORITY OWNED
SUBSIDIARY, CALAVO SALSA LISA, LLC, AND ACQUIRES LISA’S
SALSA COMPANY

Company Aims to Build a Leadership Market Position in the Fresh,
Refrigerated Salsa Category; New Product Expansion Complements
Calavo’s Ultra-High Pressure Guacamole and Will Leverage Existing
Sales, Distribution and Logistical Strengths

SANTA PAULA, Calif. (Feb. 9, 2010) — Calavo Growers, Inc. (Nasdaq-GS:CVGW), the global leader in avocado marketing and an expanding provider of other fresh perishable products, today announced the formation of majority owned Calavo Salsa Lisa, LLC, and that business’s acquisition of Lisa’s Salsa Company of St. Paul, Minn.
     Under the terms of the transaction, Calavo’s expansion into the growing fresh refrigerated salsa category comes through a 65 percent ownership interest in Calavo Salsa Lisa which acquired the assets of closely held Lisa’s Salsa Company. Calavo’s ownership position comes with an option to acquire the remaining 35 percent exercisable at any time during the next eighty-one months. The new entity will be integrated into Calavo’s corporate structure; Lisa’s Salsa
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Company founder Lisa Nicholson joins Calavo Salsa Lisa with responsibilities that include manufacturing operations, product development, and injecting the brand and its marketing efforts with a distinct Salsa Lisa® culture. Terms were not further disclosed.
     The company will continue to market the current Salsa Lisa® product line through the existing network of loyal customers in the upper Midwest. In addition, initial marketing of the Calavo Salsa Lisa brand will begin immediately and the company expects to be able to begin shipments in April to both retail and food-service customers. Merchandised in grocers’ produce sections, the new salsa line, which will also come in a range of specialty flavors and varieties, offers a unique combination of highly appealing features: all natural product, fresh ingredients including fresh tomatoes, a long 98-day shelf life and the personal touch of a homemade recipe.
     Calavo’s Chairman, President and Chief Executive Officer Lee E. Cole commented: “We are very pleased to launch Calavo Salsa Lisa with the goal of leveraging our nationwide infrastructure and distribution channels to build a powerful market position in refrigerated salsa, which is a substantial and growing category.
     “Lisa Nicholson, who founded and led her company for the past fifteen years, has developed a truly outstanding product, which we believe has tremendous potential for future growth on a national scale.
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     “This new line of delicious salsas will be a natural complement to our market leadership in ultra-high-pressure guacamole, which is a simply best-in-category product, as well as our recently introduced Calavo tortilla chips. Being able to market and ship high-end, great tasting guacamole, refrigerated salsa and tortilla chips together is a win-win-win for consumers, our customers and Calavo’s profit-margins. We intend to continue to leverage our refrigerated distribution channel by expanding our processed products business on a selective basis, just as we have done with our fresh products where we have added such high quality offerings as tomatoes, papayas, pineapples and mushrooms under the Calavo brand.”
     Nicholson stated: “We are very excited about joining forces with Calavo, an industry leading company. Working together, we are confident we can build on our well-established market position in the upper Midwest and take our delicious, hand-prepared refrigerated salsa to the next level. I am very pleased to be part of the Calavo team to reach our ambitious targets for profitable growth. We believe this transaction is structured to be a ‘game changer’ for both parties.”
     Nicholson noted that Calavo brings “tremendous strengths and resources to the table” including a strong, high quality brand, nationwide refrigerated logistics and distribution, a national sales and broker network, an extensive customer base, diversified distribution channels, and financial and management strength.
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     Calavo Salsa Lisa will be produced in St. Paul at the former Lisa’s Salsa Company’s 8,000 square foot facility, which Calavo Salsa Lisa will expand to 10,500 square feet. The company believes that the facility has ample unused capacity to support the planned national rollout.
     According to the market research firm Information Resources, salsa has surpassed ketchup as the nation’s favorite condiment based on sales (in dollars) reports by a rate of nearly two-to-one. Presently, the refrigerated salsa sub-category is only a fraction of the entire category, but has grown in recent years along with consumer demand for fresher and better tasting products. More broadly, the growth of the salsa category reflects consumers’ growing attraction to hot and spicy foods and interest in ethnic foods, as well as changing demographics including the expanding Hispanic population. Salsa, with fresh tomatoes, is highly nutritious and low in calories. Americans are now using it on a variety of foods such as baked potatoes, egg dishes and even burgers.
     Cole added: “The refrigerated fresh category in which Calavo Salsa Lisa will compete is notable for few large-company national competitors and greater growth opportunities. This announcement illustrates our careful, managed-risk external growth strategy, which is a key engine of our revenue and profit expansion. We intend to continue expanding both our fresh and processed product portfolios on a selective basis by folding in high-quality products under
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the Calavo banner to leverage further the brand equity we have built over the past 85 years.”
     TroyGould acted as legal advisor to Calavo Growers, Inc. in connection with the transaction. Greene Holcomb & Fisher acted as financial advisor to Lisa’s Salsa Company, and Fredrikson & Byron acted as legal advisor to Lisa’s Salsa Company in connection with the transaction.
About Lisa’s Salsa Company
     Lisa’s Salsa Company is a respected regional producer of Salsa Lisa refrigerated salsas, which are made according to founder Lisa Nicholson’s own hand-crafted recipes. The products use only the highest-quality and freshest ingredients in every jar. Nicholson began making salsa out of her backyard vegetable garden while in college, formulating and improving her recipes and selling her products originally at the Minneapolis farmers market. Salsa Lisa products have been strong sellers in the upper Midwest for over 15 years and have won numerous national awards.
About Calavo
     Calavo Growers, Inc. is a worldwide leader in the procurement and marketing of fresh avocados and other perishable foods, as well as the manufacturing and distribution of processed avocado products. Founded in 1924, Calavo’s expertise in marketing and distributing avocados, processed
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avocados and other perishable foods allows the company to deliver a wide array of fresh and processed food products to food distributors, produce wholesalers, supermarkets and restaurants on a global basis.
Safe Harbor Statement
     This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are “forward- looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: increased competition, conducting substantial amounts of business internationally, pricing pressures on agricultural products, adverse weather and growing conditions confronting avocado growers, new governmental regulations, as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Report on Form 10-K for the year ended October 31, 2009. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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